Exhibit 5.1



                                                        November 23, 2005

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ 07890-1000


Re:        Selective Insurance Group, Inc. Registration Statement on Form S-4
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Ladies and Gentlemen:

                  We have acted as special counsel to Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), in connection with the public offering of $100,000,000 aggregate principal amount of 6.70% Senior Notes due 2035 (the "Exchange Notes") of the Company. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 6.70% Senior Notes due 2035 of the Company (the "Original Notes") under the Indenture, dated as of November 3, 2005 (the "Indenture"), by and between the Company and Wachovia Bank, National Association, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of November 3, 2005 (the "Registration Rights Agreement"), by and between the Company and Keefe, Bruyette & Woods, Inc.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

                  (i) the Registration Statement on Form S-4, relating to the Exchange Notes (the "Registration Statement"), filed on November 23, 2005 by the Company with the Securities and Exchange Commission (the "Commission");

                  (ii)     an executed copy of the Registration Rights
                           Agreement;

                  (iii)    an executed copy of the Indenture;

                  (iv) the Restated Certificate of Incorporation of the Company, as currently in effect;

                  (v)      the By-Laws of the Company, as currently in effect;

                  (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Exchange Notes, the Indenture and related matters;

                  (vii) the opinion of John E Wisinger, Esq., Corporate Counsel of the Company, with respect to certain matters of the laws of the State of New Jersey;

                  (viii) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee, filed as an exhibit to the Registration Statement; and

                  (ix)     the form of the Exchange Notes.

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

                  As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

                  Our opinion set forth herein is limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

                  The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

                  (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                  (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transaction contemplated thereby.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the consummation by the Company of the Exchange Offer and the performance by the Company of its obligations under the Indenture and the Exchange Notes do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as exhibits in Part II of the Registration Statement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP